EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statement of Syneron Medical Ltd. on Form S-8 (File No. 333-120559) pertaining to the employees stock option plan of our report dated February 6, 2005, with respect to the consolidated financial statements of Syneron Medical Ltd. and subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Haifa, Israel, June 30, 2005